Exhibit 10.3

TRANSACTION APPROVAL AGREEMENT

THIS TRANSACTION APPROVAL AGREEMENT (this "Agreement"), dated as of March 31, 2010, is entered into by and among ZANETT, INC.,  Delaware corporation (the "Company") and the Stockholders listed on the signature page to this Agreement (each, a "Stockholder" and collectively, the "Stockholders").

WHEREAS, on February 28, 2010, Rockport Investments Ltd. (the "Investor") and Bruno Guazzoni entered into an arrangement whereby (i) the Investor agreed to purchase from Bruno Guazzoni, and Bruno Guazzoni agreed to sell to the Investor, those two certain promissory notes owing by the Company held by Bruno Guazzoni in an aggregate principal amount equal to $5,325,000 (the "Promissory Notes"), and (ii) the Investor agreed to assume from Bruno Guazzoni, and Bruno Guazzoni agreed to assign to the Investor, all of Bruno Guazzoni's obligations and rights under that certain line of credit to extend credit to the Company up to $3,000,000 (the "Line of Credit"), in each case extinguishing in full all obligations owing by the Company to Bruno Guazzoni thereunder in favor of repayment obligations owing to the Investor.

WHEREAS, the Company wishes to refinance its obligations now owing to the Investor in respect of the Promissory Notes and the Line of Credit in a transaction with the Investor in which the Company will issue convertible debt of the Company to the Investor (the "Company Convertible Debt") in exchange for the Promissory Notes and the Line of Credit, on the terms and conditions set forth in that certain Term Debt – Convertible Debt Exchange Agreement between the Investor and the Company dated as of March 15, 2010 (the "Exchange Agreement");

WHEREAS, the consummation of the transactions contemplated by the Exchange Agreement and the issuance of the Company Convertible Debt (collectively, the "Transactions") are contingent on the approval by the common stockholders of the Company at the 2010 Annual Meeting of Stockholders;

WHEREAS, the Stockholders are record holders of common stock of the Company, par value $0.001 ("Common Stock"); and

WHEREAS, each of the Stockholders wishes, on the terms and subject to the conditions set forth herein, to agree to vote the Common Stock held by it in favor of the Transactions and as otherwise may be necessary to facilitate the consummation of the Transactions, including, without limitation, approving (i) an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock to at least 149,669,463, and (ii) the issuance of shares of Common Stock upon conversion of the Company Convertible Debt (including, in each case, any shares issuable as a result of antidilution adjustments pursuant to the terms of the Company Convertible Debt) or as otherwise contemplated by the terms of the Company Convertible Debt.
C.G. ______
D.H. ______

NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.           Representations of the Stockholders.  Each Stockholder represents and warrants to the Company, as to himself, that (i) he lawfully owns beneficially (as such term is defined in the Securities Exchange Act of 1934, as amended) and of record the number of shares of Common Stock set forth opposite his name on Exhibit A free and clear of all liens, claims, charges, security interests or other encumbrances and, except for this Agreement, there are no voting trusts or voting agreements with respect to such shares, (ii) he does not beneficially own any Common Stock or other voting securities of the Company other than the shares set forth on Exhibit A, (iii) he has full power and authority to vote all of the shares of Common Stock set forth on Exhibit A and to enter into, execute and deliver this Agreement and to perform fully his obligations hereunder, and (iv) this Agreement has been duly executed and delivered by him, constitutes his legal, valid and binding obligation, and is enforceable against him in accordance with its terms.

2.           Agreement to Vote Shares.  Each Stockholder agrees, as to himself, that he will vote the shares of Common Stock held of record or beneficially by him (including the shares set forth opposite his name on Exhibit A and any New Company Securities (as defined in Section 4 hereof)), or will, if applicable, cause any holder of record of the shares of Common Stock owned beneficially by him (including, any New Company Securities), to vote the shares of Common Stock and New Company Securities at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof and in connection with any written consent of the stockholders of the Company (including, without limitation, the 2010 Annual Meeting of Stockholders of the Company):  (a) in favor of consummation of the Transactions and all actions necessary to facilitate the consummation of the Transactions, (b) in favor of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock to at least 149,669,463, (c) in favor of approving the issuance of shares of Common Stock upon conversion of the Company Convertible Debt (including, in each case, any shares issuable as a result of antidilution adjustments pursuant to the terms of the Company Convertible Debt) or as otherwise contemplated by the terms of the Notes and Warrants, (d) against any action or agreement that would result, or would be reasonably likely to result, in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Exchange Agreement or the Convertible Note and (e) against any action or agreement contrary to those set forth in this Section 2.  Each Stockholder will retain the right to vote his Common Stock, in his sole discretion, on all matters other than those described in this Section 2 or shall grant a proxy in a form approved by the Company to vote the matters described in this Section 2, and each Stockholder may grant proxies and enter into voting agreements or voting trusts for the Common Stock in respect of such other matters.

C.G. ______
D.H. ______

3.           Transfer and Encumbrance.  From the date hereof until after the completion of the 2010 Annual Meeting of Stockholders of the Company (or any adjournments thereof) at which the matters set forth in Section 2 above are considered, or such later date upon which the Transactions are approved by the stockholders of the Company, each Stockholder agrees not to transfer, sell, offer, exchange, pledge or otherwise dispose of or encumber any of the Common Stock or any New Company Securities held by him, unless the transferee agrees in written form satisfactory to the Company to be bound by the terms of this Agreement as if such transferee were a signatory to this Agreement, or to grant any other voting rights with respect thereto or enter into any other agreement or arrangement regarding the voting thereof.

4.           Additional Purchases.  Each Stockholder agrees that any Common Stock or other voting securities of the Company purchased or otherwise acquired by him after the date of execution of this Agreement ("New Company Securities") shall be subject to the terms of this Agreement to the same extent as if they had been owned by him on the date hereof.

5.           Specific Performance.  Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law for damages.  Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law for damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law.  Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party’s seeking or obtaining such equitable relief.

6.           Capacity of Stockholders.  Each Stockholder has executed this Agreement solely in such Stockholder’s capacity as a securityholder of the Company and not in such Stockholder’s capacity as an officer, director or employee of the Company or any of its affiliates.  Without limiting the foregoing, nothing in this Agreement shall limit or affect any actions taken by such Stockholder in such Stockholder’s capacity as an officer, director or employee of the Company or any of its affiliates.

7.           Entire Agreement.  As among the Stockholders and the Company, this Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof.  This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto.  No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

8.           Notice.  Any notice, request, instruction or other document to be given hereunder by any party to the others shall be deemed given if in writing and delivered personally or sent by registered or certified mail (return receipt requested) or overnight courier (providing proof of delivery), postage prepaid, or by facsimile (which is confirmed):

C.G. ______
D.H. ______

                      If to the Company:

Zanett, Inc.
635 Madison Ave., 15th Floor
New York, NY  10022
Attention:  Dennis Harkins

With a concurrent copy to:

Drinker Biddle & Reath LLP
One Logan Square
Suite 2000
Philadelphia, PA  19103
Attention:  Stephen T. Burdumy, Esq.

If to a Stockholder, to the address set forth on Exhibit A hereto.

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

9.            Miscellaneous.

(a)           This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Delaware.

(b)           If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

(c)           This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(d)           Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

(e)           All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(f)           The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

C.G. ______
D.H. ______

(g)           The obligations of the Stockholders set forth in this Agreement shall not be effective or binding upon such party until after such time as the Exchange Agreement is executed and delivered by the parties thereto.

[Remainder of Page Intentionally Left Blank]

C.G. ______
D.H. ______

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

ZANETT, INC.

By:
Name:
Title:

STOCKHOLDERS:

Claudio M. Guazzoni

Bruno Guazzoni

Charles Deskins

Dennis Harkins

C.G. ______
D.H. ______

Exhibit 10.3

EXHIBIT A

Name and Address
of Stockholder	Number of Shares

Claudio M. Guazzoni	2,109,204
Zanett, Inc.
635 Madison Ave. 15th Floor
New York, NY 10022

Bruno Guazzoni	2,430,711
Zanett, Inc.
635 Madison Ave. 15th Floor
New York, NY 10022

Charles Deskins	70,000
Zanett, Inc.
635 Madison Ave. 15th Floor
New York, NY 10022

Dennis Harkins	100,000
Zanett, Inc.
635 Madison Ave. 15th Floor
New York, NY 10022

C.G. ______
D.H. ______